Exhibit 5

EXECUTION VERSION

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

BFTW LLC

This Amended and Restated Limited Liability Company Agreement (the “Agreement”) of BFTW LLC, a Delaware limited liability company (the “Company”), is entered into as of November 1, 2016, by the members of the Company (the “Members”) set forth on Schedule A attached hereto, and it amends and restates in its entirety the Limited Liability Company Agreement of the Company (the “Original LLC Agreement”), dated as of October 14, 2016, that was entered into by Greater Media, Inc. (the “Initial Member”).

WITNESSES, that

WHEREAS, the Members wish to enter into this Agreement setting forth the terms and conditions governing the operation and management of the Company;

WHEREAS, the Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on October 14, 2016 (the “Certificate of Formation”);

WHEREAS, upon the execution of this Agreement by the Members the Initial Member shall no longer be a Member of the Company;

WHEREAS, the Initial Member entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated July 19, 2016, among the Initial Member, Beasley Broadcast Group, Inc. (“Beasley”), Beasley Media Group 2, Inc. (“Merger Sub”) and Peter A. Bordes Jr., as the Stockholders’ Representative, pursuant to which, among other things, Merger Sub will be merged with and into the Initial Member (the “Merger”), with the Initial Member surviving the Merger as an indirect wholly owned subsidiary of Beasley, upon the terms and subject to the conditions of the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement the Initial Member agreed to distribute the property, assets, rights and obligations set forth on Schedule B (the “Assets”) attached hereto to its stockholders if they had not been sold to a third party prior to the closing of the Merger;

WHEREAS, the Initial Member and the Company entered into that certain Contribution Agreement, dated as of November 1, 2016, pursuant to which the Initial Member contributed the Assets to the Company;

WHEREAS, the Initial Member distributed its interest in the Company to its stockholders (the “Distribution”) concurrently with the execution of this Agreement by the Members;

WHEREAS, in connection with the Merger, the Company, Beasley and certain former stockholders of the Initial Member will enter into that certain Registration Rights Agreement, dated as of November 1, 2016 (the “Registration Rights Agreement”);

WHEREAS, in connection with the Merger, Beasley and certain former stockholders of the Initial Member will enter into that certain Investor Rights Agreement, dated as of November 1, 2016 (the “Investor Rights Agreement”);

WHEREAS, in connection with the Merger, Beasley will issue shares of its Class A common stock, par value $0.001 per share (“Class A Common Stock”), to certain former stockholders of the Initial Member (such shares of Class A Common Stock, the “Merger Shares”); and

WHEREAS, immediately following the Merger, the Company and the Initial Member shall enter into that certain Transitional Services Agreement (“TSA”), dated as of November 1, 2016, by and between the Company and the Initial Member;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original LLC Agreement as follows:

ARTICLE I

ESTABLISHMENT OF THE COMPANY

1.1. Formation. On October 14, 2016, a Certificate of Formation was filed on behalf of the Company with the Delaware Secretary of State pursuant to the provisions of the Delaware Limited Liability Company Act (the “Act”).

1.2. Name. The name of the Company is BFTW LLC.

1.3. Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

1.4. Term. The term of the Company shall continue until the Company is dissolved and liquidated pursuant to Article VII.

1.5. Statutory Agent. The address of the Company’s registered agent in the State of Delaware is 2711 Centerville Road, Wilmington, DE 19808. The name of its registered agent at that address is Corporation Service Company.

ARTICLE II

MEMBERS; UNITS

Interests in the Company shall be represented by 10,000 units (the “Units”). Fractional Units may be issued. Each Unit shall represent an equivalent economic interest in the Company. The names and addresses of the Members and the Units allocated to each Member immediately following the Distribution are set forth on Schedule A, which shall be amended following each Operations Period (as defined in Section 4.4(b)) and upon the redemption, purchase, transfer or assignment of Units in accordance with Article IX.

ARTICLE III

CAPITAL CONTRIBUTIONS;

CAPITAL ACCOUNTS

3.1. Capital Contributions.

(a) As of the date of this Agreement, the Initial Member has made, or has caused its direct and indirect subsidiaries to make on its behalf, the capital contributions specified on Schedule B.

(b) Except in connection with the issuance and sale of new Units pursuant to Section 9.2, no Member may make additional capital contributions to the Company without the written consent of Members holding a majority of all Units.

3.2. Advances. Any Member may, with the consent of the Managers (as such term is defined in Section 8.1), advance funds to the Company. Any such advances shall not be considered contributions to the capital of the Company but shall be treated as loans thereto bearing interest at an agreed rate. No Member shall be required or obligated to make any such advances.

3.3. Capital Accounts. A single capital account (“Capital Account”) shall be maintained for each Member in accordance with the Capital Accounting rules of Section 704(b) of the Internal Revenue Code (the “Code”). Each Member’s opening Capital Account balance shall be its percentage of the Assets as set forth on Schedule A, which shall reflect such Member’s pro rata ownership of the Units. A Member’s Capital Account shall be credited with (a) such Member’s subsequent cash capital contributions; (b) the agreed value of any property subsequently contributed to the capital of the Company by such Member; (c) such Member’s share of realized and unrealized profits as provided in Article IV; and (d) such other amounts as may be required in order for the Capital Account to be considered to be determined and maintained in accordance with the rules of Treas. Reg. §1.704-1(b)(2)(iv) (including Treas. Reg. § 1.704-1(b)(2)(iv)(g)) or any successor section of similar import. A Member’s Capital Account shall be debited with (a) such Member’s share of Company realized and unrealized losses as provided in Article IV; (b) distributions made to such Member; and (c) such other amounts as may be required in order for the Capital Account to be considered to be determined and maintained in accordance with the rules of Treas. Reg. §1.704-1(b)(2)(iv) (including Treas. Reg. §1.704-1(b)(2)(iv)(g)) or any successor section of similar import.

ARTICLE IV

PROFIT AND LOSS

4.1. Definitions of Net Profit and Net Loss. Profits and losses for a particular Operations Period (as such term is defined in Section 4.4(b)) shall be computed in the same manner as the Company reports its income for Federal income tax purposes, except that (i) for purposes of gain, loss, depreciation and otherwise, property shall be considered to have a book value equal to its fair market value as determined pursuant to Section 4.2(c) hereof, as of the end of the immediately preceding Operations Period; (ii) income of the Company exempt from tax and expenses not deductible for tax purposes under the Code shall be included in the computation; and (iii) unrealized gain or loss shall be taken into account as provided in Section 4.2(c) hereof. The principles of Treas. Reg. §1.704-1(b)(4)(i) shall be applied wherever necessary to prevent duplication or omission of Capital Account adjustments, including without limitation those arising from deemed sales under Section 4.2(c).

4.2. Allocation of Profits and Losses. (a) The Company’s net profits and losses for any Operations Period shall be allocated to each of the Members pro rata at the end of each Operations Period according to the ratio of (i) the number of Units owned by each Member to (ii) the aggregate number of Company Units outstanding, except that where there has been a change in any Member’s interest in the Company during any Operations Period the allocation shall be made by taking into account the varying interests of the Members in the Company for such Operations Period consistent with the principles of Section 706(d) of the Code.

(b) The Company’s items of income, gain, loss and deduction shall be allocated for Federal, state and local income tax purposes among the Members proportionately to the allocation of net profits and losses among the Members as set forth above, except that each Member’s distributive share of depreciation, amortization, and gain or loss, as computed for tax purposes, with respect to any property shall be determined so as properly to reflect the varying interests of the Members in unrealized profit or loss for prior Operations Periods, and otherwise to take into account the variation between the adjusted basis and the book value of the property in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

(c) On each Adjustment Date (as such term is defined in Section 4.4(a)), the properties of the Company (including in the case of a distribution, any property being distributed) shall be considered to have been sold at fair market value, as determined by the Managers. The deemed gain or loss for the Operations Period in question upon such deemed sale shall be allocated in accordance with this Section 4.2. The amount of any distribution-in-kind shall be considered to be the fair market value of the property as determined by the Managers, who are authorized to engage such appraisers or other persons having acknowledged qualification to value the subject property as the Managers consider appropriate.

4.3. Special Rule Concerning Loss Allocations; Qualified Income Offset. Notwithstanding any other provision hereof, no loss shall be allocated to a Member if the effect of such allocation would be to create or increase a deficit Capital Account balance for that Member (and, for this purpose, the existence of a deficit shall be determined by reducing the Member’s Capital Account by the items described in Treas. Reg. § 1.704-1(b)(2)(ii)(d)(4), (5), and (6)) while any other Member has a positive Capital Account balance. If any Member unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. § 1.704-1(b)(2)(ii)(d)(4), (5), or (6) and such adjustment, allocation or distribution creates or increases a deficit in such Member’s Capital Account, the next available gross income of the Company shall be allocated to the Members having such deficit balances, in proportion to the deficit balances, until such deficit balances are eliminated. The provisions of this Section 4.3 are intended to constitute a “qualified income offset” within the meaning of Treas. Reg. § 1.704-1(b)(2) (ii)(d) and shall be interpreted and implemented as therein provided.

4.4. Adjustment Date; Operations Period.

(a) The “Adjustment Dates” of the Company shall be the date of dissolution of the Company and each other date on which there is a distribution in kind of property of the Company, a contribution of money or other property (other than a de minimis amount) to the Company by a new or existing Member as consideration of an interest in the Company, or a distribution of money (other than a de minimis amount) by the Company to a retiring or continuing Member as consideration for an interest in the Company.

(b) An “Operations Period” of the Company shall be the period beginning on the date hereof, the first day of a fiscal year or an Adjustment Date (as the case may be) and ending on the earlier of the next succeeding Adjustment Date or the last day of a fiscal year.

ARTICLE V

DISTRIBUTIONS

5.1. Distributions Other Than Upon Winding-Up. Distributions with respect to any Operations Period may be made in the sole discretion of the Managers; provided, however, that the Managers shall use their best efforts to distribute to the Members with respect to each Operations Period an amount of cash reasonably estimated to be sufficient to enable the Members to pay taxes (computed under principles and at rates determined by the Managers) on their distributive shares of Company income for such Operations Period; and provided further that distributions shall be made to each Member pro rata according to the ratio of (a) the number of

Units owned by such Member to (b) the aggregate number of Units outstanding, determined at the beginning of such Operations Period. After application of the final sentence of Section 4.2(c), property of the Company may be distributed in kind.

5.2. Distributions Upon Winding-Up. Upon the dissolution and winding up of the Company, the assets of the Company, after application of Section 4.2(c), shall be distributed in the following order of priority:

(a) To the payment of the debts and liabilities of the Company and the expenses of winding-up, including the establishment of any reserves against liabilities or obligations of the Company which the Managers may deem appropriate, such reserves to be charged against the Members’ Capital Accounts according to the ratio of (i) the number of Company Units owned by each Member, to (ii) the aggregate number of Company Units outstanding, and, then,

(b) To each Member pro rata according to the ratio of (a) the number of Units owned by such Member to (b) the aggregate number of Units outstanding.

ARTICLE VI

REDEMPTIONS; WITHDRAWALS

The Company may, with the written consent of the Managers (as such term is defined in Section 8.1) and of the Member(s) to be redeemed, redeem the Units of any Member upon payment of the net value (including a proportional share of accrued but unpaid Company expenses) of such Member’s Capital Account represented by such Units. Other than the Initial Member pursuant to the Distribution, no Member may withdraw from the Company prior to its dissolution without the written consent of the Managers.

ARTICLE VII

DISSOLUTION AND WINDING-UP

7.1. Events Occasioning Dissolution. The Company shall dissolve and terminate upon the occurrence of any of the following, whichever shall first occur:

(a) The unanimous written consent of the Members to dissolve the Company; or

(b) The entry of a decree of judicial dissolution under § 18-802 of the Act.

7.2. Winding-Up. The Company shall be allowed one year from the date of any event occasioning dissolution for the winding-up of its affairs and shall be allowed such additional time as may be reasonable for the orderly sale of the Company’s properties so as to minimize the losses of a forced sale and for the discharge of liabilities to creditors. Each Member shall be furnished with a statement prepared by the Company’s accountants, which shall set forth the assets and liabilities of the Company as of the date of the event causing the dissolution of the Company and which shall also indicate the net proceeds of the sale of any of the Company’s properties subsequent to such date and the manner of application of such proceeds. No Member shall be personally liable for the return of the capital contributions of any other Member, or of any part thereof, it being expressly agreed that any such return shall be made in accordance with this Agreement and solely from the Company’s assets.

ARTICLE VIII

MANAGEMENT

8.1. Management by Managers. The business affairs of the Company shall be managed by such manager or managers (the “Managers”) as shall be from time to time selected by the Members owning a majority of Units. The Managers shall have all necessary powers to carry out the purposes of the Company (except those powers that are expressly reserved for Members or are otherwise delegated pursuant to Article X), including without limitation the power to borrow for the reasonable needs of the Company; provided that (i) if at any time there are only two Managers acting with respect to any matter, then during such time the consent of both Managers shall be required for any action requiring a Manager’s approval and (ii) if at any time there are three or more Managers, then during such time the consent of a majority of Managers shall be required to take any action requiring a Manger’s approval.

8.2. Appointment of Initial and Successor Managers. Upon the occurrence of the Distribution, Stephanie Bordes, Cristina Bordes and Peter A. Bordes, Jr. shall be, without further action, appointed as Managers and the Initial Member shall no longer be a Manager. The Manager or Managers acting from time to time in accordance with Section 8.1 may designate a Manager or other person (an “Authorized Party”), to execute any and all documents, agreements, certificates and other instruments as an authorized signatory on behalf of the Company. The Authorized Party is also authorized, acting singly, to open bank accounts and receive bank checks, credit cards and debit cards on behalf of the Company.

8.3. Liabilities of the Managers; Other Interests. The Managers and their agents (including an Authorized Party) shall not be liable, responsible or accountable in damages or otherwise to the Company or to any of the Members for any acts performed or omitted to be performed in good faith, for errors in judgment, or for other acts or omissions not amounting to fraud, gross negligence or willful misconduct. The Company shall indemnify and hold harmless the Managers and their agents (including any Authorized Party) from any losses or liabilities resulting from acts or omissions taken by them on behalf of the Company or in furtherance of the Company’s interests, other than those constituting fraud, gross negligence or willful misconduct. The Managers and the Members may engage in or possess interests in other business ventures of every nature and description, whether or not competitive with the business of the Company, independently or with others, and neither the Company nor any of its Members shall, by virtue of this Agreement, have any rights in or to such other ventures or the income or profits derived therefrom.

8.4. Limited Liability of Members. Notwithstanding any provision of this Agreement, the Members shall not be liable for any of the losses, debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, except as otherwise expressly provided by law, and none of the Members shall be obligated personally for any such loss, debt, obligation or liability of the Company solely by reason of being a Member of the Company. Except as set forth in Section 3.1, no Member shall be required to make capital contributions to the Company to eliminate Capital Account deficits or for any other purpose, either upon dissolution of the Company or at any other time.

ARTICLE IX

ASSIGNABILITY; ADDITIONAL MEMBERS

9.1. Admission of Members.

(a) Upon the occurrence of the Distribution, the stockholders of the Initial Member shall each become Members of the Company, provided they have confirmed, approved and adopted all of the terms and provisions of this Agreement as evidenced by the execution by such stockholder of a counterpart of this Agreement. Members may freely sell, transfer or assign one or more Units to a person who is a current Member or, if a Member is a trust, to the beneficiary of such trust.

(b) Except as provided in Section 9.1(a), no Member may sell, transfer or assign one or more Units to a person who is not a current Member and no purchaser, transferee or assignee of Units who is not a current Member shall be admitted as a Member unless and until, in each case, all of the following conditions have been met:

(i) The seller, transferor or assignor has given the purchaser, transferee or assignee the right to become a Member, which right may not be given without the written consent of Members holding a majority of all Units, which consent shall be given or withheld in the sole discretion of the Members.

(ii) There has been filed with the Managers a written instrument, executed by the purchaser, transferee or assignee and the seller, transferor or assignor selling, transferring or assigning to the purchaser, transferee or assignee all or part of the seller’s, transferor’s or assignor’s Units and the purchaser, transferee or assignee has confirmed, approved and adopted all of the terms and provisions of this Agreement, as the same may have been amended, which confirmation, approval and adoption may be evidenced by the execution by such purchaser, transferee or assignee of a counterpart of this Agreement;

(iii) The purchaser, transferee or assignee has executed, acknowledged and delivered to the Managers any such other instrument or consent as the Managers may deem necessary or appropriate to effectuate such admission and such instrument has been recorded or filed if a Manager believes such recording or filing to be necessary; and

(iv) The purchaser, transferee or assignee has paid or agreed to pay, as the Managers may determine, all reasonable expenses actually incurred in connection with such admission.

Except as provided in Section 9.1(a), the time of admission of a purchaser, transferee or assignee as a Member shall be the time when all of the conditions of this Section 9.1(b) have been satisfied.

9.2. Additional Members. Additional Units may be issued and sold to any person, whether or not already a Member, for the fair market value thereof, as determined in good faith by the Managers and under such other terms and conditions as deemed advisable by the Managers, including but not limited to terms and conditions relating to the applicability of this Agreement to such additional Units. Admission of any Member hereunder shall not be a cause of dissolution.

ARTICLE X

ACCOUNTING

10.1. Books and Records. The Managers shall maintain the general accounts of the Company. The books of the Company shall be kept on a basis consistent with the provisions of this Agreement and shall be open to the inspection and examination of all Members, in person or by their duly authorized representatives, at reasonable times. The books of the Company shall be maintained using the accrual method of accounting.

10.2. Tax Reporting. The Managers shall cause to be furnished to each Member an annual tax information statement on Schedule K-1 (or such other form as may be required by law). In addition, the Managers shall use its or their best efforts to furnish Members on a timely basis with information sufficient to allow the Members to calculate their estimated tax payments accurately.

10.3. Fiscal Year. The fiscal year of the Company shall be the calendar year.

10.4. Accounting Decisions. All decisions as to accounting principles, except as specifically provided to the contrary herein, shall be made by the Managers; provided, however, that the principles selected shall conform, to the extent reasonably practicable, to generally accepted accounting principles consistently applied except as otherwise expressly provided herein.

10.5. Federal Income Tax Elections. All elections required or permitted to be made by the Company under the Code shall be made by the Managers in such manner as will, in its or their opinion, be most advantageous to a majority-in-interest of the Members.

ARTICLE XI

EXERCISE OF REGISTRATION RIGHTS

11.1. Demand Registrations. The rights to cause the Company to request a demand registration (a “Demand Registration”) as described in Section 2.2 and Section 2.4(a) of the Registration Rights Agreement shall be (and may only be) exercised by the Company if two or more of Cristina Bordes, Peter A. Bordes, Stephanie L. Bordes and Stephen Bordes (each individually a (“Bordes Sibling”, and collectively, the “Bordes Siblings”) agree in writing to cause the Company to exercise such rights. No Member shall request a Demand Registration other than pursuant to an act of the Company as described in the first sentence of this Section 11.1.

11.2. Shelf Takedowns. Each Bordes Sibling shall have the exclusive right to cause the Company to effect one of the four underwritten shelf takedowns (each a “Shelf Takedown”) described in Sections 2.1(e) and 2.4(b) of the Registration Rights Agreement. Prior to exercising such right, the applicable Bordes Sibling shall provide each Member with five business days’ notice and reasonably cooperate with any resulting requests from a Member to participate in the proposed offering. No Member shall initiate a Shelf Takedown other than pursuant to an act of the Company as described in the first sentence of this Section 11.2.

11.3. Expenses. If the Company or any Member is required to pay any expenses pursuant to Section 3.6(b) of the Registration Rights Agreement, such expenses shall be borne by each Member who offered to sell Merger Shares in the applicable offering in accordance with such Member’s pro rata share to the total number of Merger Shares offered for sale by all Members in such offering.

ARTICLE XII

TAG-ALONG RIGHTS

12.1. Tag-Along Rights. Each Member shall give the other Members five days’ notice prior entering into discussions with a third party (such third person, a “Proposed Transferee”) regarding a possible sale of Merger Shares pursuant to a registered block sale, series of registered block sales, unregistered transaction or series of unregistered transactions (each such sale or transaction, a “Tag-Eligible Sale”) and shall reasonably cooperate with any resulting requests from another Member to participate in such sale. Subject to Section 12.5, if any Member (each such Member, a “Tag-Along Seller”) proposes to sell any portion of the Merger Shares held by such Member to a Proposed Transferee pursuant to a Tag-Eligible Sale then each other Member who holds Merger Shares (each, a “Tag Holder”) shall have the right to require the Tag-Along Seller to offer to the Proposed Transferee a number of such Tag Holder’s Merger Shares that is equal to (i) the total number of Merger Shares held by such Tag Holder multiplied by (ii) a fraction, the numerator of which is the aggregate number of Merger Shares being offered for sale to the Proposed Transferee by such Tag-Along Seller and the denominator of which is the aggregate number of Merger Shares held by such Tag-Along Seller, on the same terms and conditions and equivalent type and amount of consideration payable per Merger Share as such Tag-Along Seller (the “Tag-Along Rights”). For the avoidance of doubt, any such Tag Holder’s shares that are offered to a Proposed Transferee shall be additive to the number of shares being offered by the Tag-Along Seller.

12.2. Tag-Along Notice. Any Tag-Along Seller shall notify each Tag Holder in writing of the proposed Tag-Eligible Sale no less than 30 days’ prior to the contemplated consummation date of the proposed Tag-Eligible Sale (the “Tag-Along Notice”). Any such Tag-Along Notice shall specify in reasonable detail: (i) a description of the proposed Tag-Eligible Sale, (ii) the name of the Proposed Transferee, (iii) the total number of Shares proposed to be sold by the Tag-Along Seller(s), and (iv) the proposed amount and form of consideration and material terms and conditions of payment offered by the proposed Transferee and other material terms and conditions of such Tag-Eligible Sale. If a Tag Holder elects to exercise its Tag-Along Rights, (A) such Tag Holder shall notify the Tag-Along Seller in writing of such proposed exercise no less than five days following such Tag Holder’s receipt of the Tag-Along Notice (each a “Tagging Stockholder”) and (B) the closing of such Tagging Stockholder’s transfer in connection with the Tag-Eligible Sale will, subject to Section 12.4, be governed by the terms and conditions of the closing of the Tag-Eligible Sale. If a Tag Holder fails to notify the Tag-Along Seller of its intent to exercise such Tag-Along Rights within such five-day period, such Tag Holder shall be deemed to have waived, and shall forfeit, such Tag-Along Rights with respect to such Tag-Eligible Sale. Any proposed Tag-Eligible Sale that is the subject of a Tag-Along Notice that is not consummated within 120 days following the date of the Tag-Along Notice shall again be subject to the notice provisions of, and shall require compliance by the Tag Holder with the procedures described in, this Section 12.2.

12.3. Cutbacks; Expenses. The number of Merger Shares actually purchased from a Tag-Along Seller and any Tagging Stockholders will be reduced on a pro rata basis if the proposed Transferee does not purchase all the shares that are required to be offered pursuant to Section 12.1. No Tagging Stockholder will be obligated to pay more than its pro rata share of transaction expenses incurred (based on the proportion of the aggregate transaction consideration received) in connection with such Tag-Eligible Sale to the extent that such expenses are incurred for the benefit of all Members participating in the Tag-Eligible Sale.

12.4. Representations and Warranties; Indemnification. All representations and warranties made by any Tagging Stockholder in connection with the Tag-Eligible Sale shall be on a several and not joint basis. No Tagging Stockholder will be liable for any indemnification obligations incurred in connection with the Tag-Eligible Sale; provided, however, that, in the case of a breach of a representation or warranty by a Tagging Stockholder, such Tagging Stockholder will be liable for 100% of any indemnity obligations arising therefrom. Any indemnifications provided by any Tagging Stockholders in connection with the Tag-Eligible Sale will be on a several and not a joint basis.

12.5. Tag-Along Right Limitations. The provisions of this Article XII shall not apply to sales or transfers (i) by a Member made in accordance with the applicable requirements of Rule 144, (ii) as to the beneficial owner of any Member that is not a trust or the beneficiary of any Member that is a trust, (A) made to such beneficial owner or beneficiary’s parents, mother-in-law, father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, children (including by way of adoption), grandchildren (including by way of adoption), great grandchildren (including by way of adoption) or next of kin or (B) made to one or more trusts, family partnerships or other entities (in each case, organized under the laws of the United States or any political subdivision thereof) for the benefit of such beneficial owner and/or one or more of the persons set forth in the preceding clause (A), (iii) made to any Member, (iv) made a result of a Member exercising its tag-along rights as described in Section 3 of the Investor Rights Agreement or (v) made by operation of the provisions of the trust instrument of a trust which is a Member or which is a successor trust, including by way of being a “mirror”, “sub” or “split” trust, directly or indirectly, of a trust which is a Member, or (vii) made to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986 or to a university or college.

ARTICLE XIII

BORDES FAMILY DIRECTOR

13.1. Nominees. Each Member who holds Merger Shares hereby agrees that Peter A. Bordes is appointed as the nominee to serve on the board of directors of Beasley (the “Nominee”) in accordance with Section 4 of the Investor Rights Agreement. Each Member who holds Merger Shares hereby agrees that the Managers may appoint a different Nominee at any time and for any reason. Each Member hereby agrees that a Nominee shall, without further action, continue to serve as the Nominee until such time as a different Nominee is appointed in accordance with this Section 13.1.

13.2. Information. Any Member who serves as the Nominee shall keep the Managers reasonably informed of any information about a Beasley related party transaction that such Nominee receives pursuant to Section 5 of the Investor Rights Agreement and shall reasonably respond to any questions relating to Beasley posed to the Nominee by any Manager or Member. Prior to appointing a non-Member to be the Nominee, the Managers shall require such Nominee to agree in writing to act in accordance with the provisions of this Section 13.2 for so long as such non-Member serves as the Nominee.

ARTICLE XIV

MISCELLANEOUS

14.1. Amendments. This Agreement may be amended from time to time upon the written consent of Members holding a majority of all Units.

14.2. Notices. All notices to the Company or any Member under this Agreement shall be in writing (which shall include documents in .pdf format) and duly signed by the party giving such notice, and transmitted personally, by first class prepaid certified mail to such Member’s mailing or email address set forth on Schedule A of this Agreement, or to any such other mailing or email address as may hereafter be designated by a Member upon giving notice thereof to the Company and each other Member in accordance with this Section 14.2, and copies, which shall not constitute notice, shall also be sent to:

Richard D. Bohm

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

rdbohm@debevoise.com

Stephen F. Lappert

Carter Ledyard & Milburn LLP

2 Wall Street

New York, NY 10005

lappert@clm.com

All notices shall be deemed given when delivered personally or by email or, if mailed, on the third business day following the date of mailing.

14.3. Captions. Paragraph titles or captions contained in this Agreement have been inserted only as a matter of convenience and for reference. They in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

14.4. Counterpart Signatures. This Agreement and any consents required hereunder may be executed in counterparts, all of which, taken together, shall be deemed one original. For purposes of this Agreement, facsimile or electronic signatures shall be considered original signatures.

14.5. Benefit. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, successors and permitted assigns.

14.6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE IN THE CASE OF AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

14.7. Severability. Any provision of this Agreement that is invalid or unenforceable because of any inconsistency with relevant law shall be ineffective or unenforceable within such jurisdiction where the relevant law governs, without affecting in any way the remaining provisions hereof.

IN WITNESS WHEREOF, the Members have hereunto set their hands as of the Distribution.

PETER A BORDES MARITAL TRUST

By:	/s/ Peter A. Bordes, Jr.
Name:	Peter A. Bordes, Jr.
Title:	Trustee

By:	/s/ Stephanie Bordes
Name:	Stephanie Bordes
Title:	Trustee

By:	/s/ Stephen Bordes
Name:	Stephen Bordes
Title:	Trustee

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

2010 DANIEL ALLEN GIFT TRUST

By:	/s/ Stephanie Bordes
Name:	Stephanie Bordes
Title:	Trustee

CRISTINA BORDES 2009 GIFT TRUST

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

CRISTINA BORDES ESBT

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2013 GRAT #4

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2013 GRAT #5

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2014 GRAT #4

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2014 GRAT #6

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2014 GRAT #7

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2015 GRAT #1

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2015 GRAT #4

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2015 GRAT #5

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2015 GRAT #6

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2015 GRAT #7

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2016 GRAT #2

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES 2016 GRAT #3

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

LEE BORDES REVOCABLE TRUST

By:	/s/ Peter A. Bordes, Jr.
Name:	Peter A. Bordes, Jr.
Title:	Trustee

By:	/s/ Stephanie Bordes
Name:	Stephanie Bordes.
Title:	Trustee

By:	/s/ Stephen Bordes
Name:	Stephen Bordes
Title:	Trustee

By:	/s/ Cristina Bordes
Name:	Cristina Bordes
Title:	Trustee

By:	/s/ John D. Bennett
Name:	JP Morgan Chase Bank, N.A.
Title:	Trustee
Managing Director, JP Morgan
Chase Bank, N.A.

PETER A. BORDES, JR. 2009 GIFT TRUST

By:	/s/ Peter A. Bordes, Jr.
Name:	Peter A. Bordes, Jr.
Title:	Trustee

PETER A. BORDES, JR. ESBT

By:	/s/ Peter A. Bordes, Jr.
Name:	Peter A. Bordes, Jr.
Title:	Trustee

STEPHANIE BORDES 2009 GIFT TRUST

By:	/s/ Stephanie Bordes
Name:	Stephanie Bordes
Title:	Trustee

STEPHANIE BORDES ESBT

By:	/s/ Stephanie Bordes
Name:	Stephanie Bordes
Title:	Trustee

STEPHEN BORDES 2009 GIFT TRUST

By:	/s/ Stephen Bordes
Name:	Stephen Bordes
Title:	Trustee

STEPHEN BORDES ESBT

By:	/s/ Stephen Bordes
Name:	Stephen Bordes
Title:	Trustee